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LZG International, Inc. (FatBrain AI) Announces Uplisting to OTCQB(R) Venture Market

NEW YORK, NY / ACCESSWIRE / October 11, 2022 / LZG International, Inc. (FatBrain AI) (OTCQB:LZGI), the leader in powerful and easy-to-use artificial intelligence (AI) solutions empowering global growth businesses, is pleased to announce its successful uplisting to the OTCQB Venture Market. FatBrain AI commenced trading on the OTCQB when the market opened on Monday, October 10, 2022, under the symbol "LZGI".

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FatBrain AI believes the move to the OTCQB will provide enhanced investor benefits including higher reporting standards, greater access to analyst coverage and news services, and more comprehensive compliance requirements to both existing and prospective shareholders. Historically, companies that have made the move up to the OTCQB tier have experienced increased investor awareness, greater liquidity and visibility of their common stock.

Peter B. Ritz, co-founder and CEO of FatBrain AI, said, "Uplisting to the OTCQB is a milestone reached resulting from a FatBrain team committed to making our company stronger, more transparent, and its shares made available to a broader class of investors." He added, "Still, it's just one step in a much longer strategy to create more significant shareholder value by bringing to market the most advanced AI-fueled technology enabling clients across multiple industries and of all sizes to compete

effectively and advance their company-specific journeys with industry knowledge once reserved for the industry behemoths."

"Our mission at FatBrain AI is to equip entrepreneurs and mid-market businesses with simple to use AI solutions that will help them reclaim time, save money and boost their bottom lines," said Shawn Carey, Chief Operating Officer at FatBrain AI. "We look forward to showcasing our AI solutions on the global business stage and thank the OTCQB markets for helping facilitate that mission."

About LZG International, Inc. (FatBrain AI) (OTCQB:LZGI):

FatBrain AI provides powerful and easy-to-use AI solutions to empower the star enterprises of tomorrow (aka mSMEs) to grow, innovate, and drive the majority of the global economy. FatBrain's AI 2.0 technologies and advanced data services transform continuous learning, narrative reasoning, cloud and blockchain technologies into auditable, explainable and easy to integrate AI solutions. FatBrain's subscription model allows all companies to deploy its advanced AI solutions quickly and easily, securely utilizing them on premises behind their firewalls or via cloud. FatBrain's global footprint includes design and development centers in the US, India, Kazakhstan and the UK.

For more information, please visit: https://www.fatbrain.ai.

About OTC Markets Group and the OTCQB Venture Market:

OTC Markets Group Inc. operates financial markets for 12,000 U.S. and global securities with securities organized into three markets based on the quality and timeliness of information a company provides to investors: the OTCQX® Best Market, the OTCQB® Venture Market, and the Pink® Open Market. OTC Markets utilizes the power of technology to make markets more efficient, empowering a broad range of companies to improve their investor experience - all without the cost, complexity and resource drain common with an exchange listing.

The OTCQB® Venture Market is for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. Companies must meet a $0.01 bid test and may not be in bankruptcy. These standards provide a strong baseline of transparency to improve the information and trading experience for investors.

For more information, please visit: https://www.otcmarkets.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on September 13, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are based entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation

to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT:

Dennis Carey

dennis.carey@fatbrain.ai

SOURCE: LZG International, Inc.

discretion of management. Per our corporate policy, this release will not be made public without your direct approval.